Ethics Office               MyCompliance.fmr.com

2023

Rules for

Employee Investing

CODE OF ETHICS FOR PERSONAL INVESTING

Fund Access Version

[Fidelity logo]

Rules for Employee Investing

These Rules for Employee Investing contain the Code of Ethics for Personal Investing and the Global Policy on Inside Information.

The Fund Access Version of the Code of Ethics for Personal Investing contains rules about owning and trading securities for personal benefit. This version applies to officers, directors, and employees of Fidelity companies that are involved in the management and operations of Fidelity’s funds, or have access to non-public information about the funds, including investment advisors to the funds, the principal underwriter of the funds, and anyone designated by the Ethics Office. Keep in mind that if you change jobs within Fidelity, a different version of the Code of Ethics may apply to you.

The Global Policy on Inside Information, which applies to every Fidelity employee, contains rules on inside information and how to prevent its unauthorized use or dissemination.

1 | Code of Ethics for Personal Investing

The Rules for Employee Investing are fairly compre- hensive. They cover most of the personal investing sit- uations a Fidelity employee is likely to experience. Yet it’s always possible you will encounter a situation that isn’t fully addressed by the rules. If that happens, you need to know what to do. The easiest way to make sure you are making the right decision is to follow these three principles:

Know the policy.

If you think your situation isn’t covered, check again. It never hurts to take a sec- ond look at the rules.

Seek guidance.

Asking questions is always appropriate. Talk with your manager or the Ethics Office if you’re not sure about the policy require- ments or how they apply to your situation.

Additionally, resources are available at MyCompliance to assist you with your questions.

Use sound judgment. Analyze the situation and weigh the options. Think about how your decision would look to an outsider.

Understanding and follow- ing the Rules for Employee Investing is one of the most important ways we can ensure our customers’ inter- ests always come first.

Rules for All Employees Subject to This Code of Ethics         4

What’s Required

Acknowledging that you understand the rules Complying with securities laws

Reporting violations to the Ethics Office Disclosing securities accounts and holdings in covered securities

Moving covered accounts to Fidelity

Moving holdings in Fidelity funds to Fidelity

Disclosing transactions of covered securities

Disclosing gifts and transfers of ownership of covered securities

Getting approval before engaging in private securities transactions

Clearing trades in advance (pre-clearance) Surrendering 60-day gains (60-Day Rule)

What’s Prohibited Trading restricted securities Selling short

Participating in an IPO

Participating in an investment club

Investing in a hedge fund

Excessive trading

Buying securities of certain broker-dealers Trading after a research note

Profiting from knowledge of fund transactions

Influencing a fund to benefit yourself or others Attempting to defraud a client or fund

Using a derivative to get around a rule

Additional Rules for Traders, Research Analysts, and Portfolio Managers            12

All rules listed above plus the rules in this section

What's Required

Notification of your ownership of covered securities in a research note

Disclosing trading opportunities to the funds before personally trading

What’s Prohibited

Trading within seven days of a fund you manage

Key Concepts                                  14

CONTACT INFORMATION

Ethics Office (including Pre-Clearance)

Phone: +1 (800) 580-8780

Email: ethics.office@fmr.com

Web: MyCompliance.fmr.com

Pre-clearance: preclear.fmr.com (internal) or preclear.fidelity.com (external)

2 | Global Policy on Inside Information

Other policies you should be aware of (available at MyCompliance.fmr.com)

There are other policies that you need to be familiar with, including:

    Professional Conduct and Reporting of Criminal Matters and Other Events Policy, Personal Conflicts of Interest Policy, and other Fidelity-wide policies

    Inclusive & Respectful Workplace (prohibiting discrimination and harassment) Policy

    Electronic Communications, Social Media, & Systems Usage Policy

     Information Protection Policy

    Anti-Money Laundering Policy

    Corporate Gifts & Entertainment Policy

    Outside Business Activities Policy

     Global Anti-Corruption Policy and applicable Supplements to the Global Anti-Corruption Policy

Scope

Policy Requirements

Call your MNPI Designated Contact if you think you may have become aware of inside information

Refrain from sharing inside information with anyone else

Refrain from trading or transferring any security of the issuer to which the inside information relates

Comply with any information barriers to which you are made subject

1 Code of Ethics for Personal Investing

Fund Access Version

Following the rules — in letter and in spirit

This Fund Access Version of the Code of Ethics contains rules about owning and trading securities for personal benefit. Certain rules, which are noted, apply both to you and to anyone else who is a covered person (see Key Concepts on page 14).

You have a fiduciary duty to never place your personal interests ahead of the interests of Fidelity’s clients, including shareholders of the Fidelity funds. This means never taking unfair advantage of your relationship to the funds or Fidelity in attempting to benefit yourself or another party. It also means avoiding any actual or potential conflicts of interest with the funds or Fidelity when managing your personal investments.

Because no set of rules can anticipate every possible situation, it is essential that you follow these rules not just in letter, but in spirit as well. Any activity that compromises Fidelity’s integrity, even if it does not expressly violate a rule, has the potential to harm Fidelity’s reputation and may result in scrutiny or further action from the Ethics Office.

To Do

  Promptly take action on any emails or alerts that you receive from the Ethics Office requiring you to acknowledge the Code of Ethics. All employees need to acknowledge within 10 days of receipt.

WHAT’S REQUIRED

Acknowledging that you understand the rules

When you begin working for Fidelity, and again each year, you are required to:

  acknowledge that you understand and will comply with all rules that apply to you authorize Fidelity to have access to all your covered accounts (see Key Concepts on page 14) and to obtain and review account and transaction data (including duplicate copies of non-Fidelity account statements) for compliance or employment-related purposes acknowledge that you will comply with any new or existing rules that become applicable to you in the future

To Do

  Promptly take action on any emails or alerts that you receive from the Ethics Office requiring you to acknowledge the Code of Ethics. All employees need to acknowledge within 10 days of receipt.

Complying with securities laws

In addition to complying with these rules and other company-wide policies, you need to comply with U.S. securities laws and any other securities laws to which you are subject.

Reporting violations to the Ethics Office

If you become aware that you or someone else has violated any of these rules, you need to promptly report the violation.

To Do

▪ Call the Ethics Office Service Line at 617-563-5566 or 800-580-8780.

▪ Call the Chairman’s Line at 800-242-4762 if you would prefer to speak on a non-recorded line.

Disclosing securities accounts

Youmustdiscloseallsecuritiesaccounts—thosethat hold covered securities (see Key Concepts onpage 14) and those that do not. You must also dis-close all covered securities held in your coveredaccountsandthosenotheldinanaccount.Thisrule covers not only securities accounts and hold-ings under your own name or control, but alsothose under the name or control (including tradingdiscretion or investment control) of your coveredpersons (see Key Concepts on page 14). It includessecurities accounts held at Fidelity as well as thoseheld at other financial institutions. Informationregarding these holdings must not be more than 45days old when you submit it.

ToDo

Employees newly subject to this rule

Within 10 days of hire or of being notified by the Ethics Office that this version of the Code of Ethics applies to you,you will be asked to certify as to your understanding of the applicable Code of Ethics and, in conjunction with your certification, you will be required to disclose all your securities accounts and holdings in covered securities not held in an account. Submit the most recent statement for each securities account listed to the Ethics Office if not held at Fidelity

Current employees

  Each year, you will be asked to complete an Annual Code of Ethics Certification. You will berequired to confirm that all information previously disclosed is accurate and complete.
  As soon as any new securities account is opened, or a preexisting securities account becomes asso- ciated with you (such as through marriage or inheritance), complete an Account Disclosure Form (available at MyCompliance.fmr.com) with the new information and submit it promptly to the Ethics Office.
  On your next Quarterly Trade Verification, confirm that the list of disclosed securities accounts in the appropriate section of the report is accurate and complete.

Moving covered accounts to Fidelity

You and your covered persons need to maintain all covered accounts (see Key Concepts on page 14) at Fidelity Brokerage Services LLC (FBS).

Exceptions — No Approval Required

You and your covered persons may open and/or maintain an account(s) at Digital Brokerage Services LLC (DBS) without obtaining prior approval from the Ethics Office.

Exceptions — Approval Required

With prior written approval from the Ethics Office, you and your covered persons can maintain a covered account at a broker-dealer other than FBS and/or DBS if any of the exceptions below apply. Note that approval must be obtained prior to opening any new covered account outside FBS (other than at DBS):

  it contains only securities that cannot be transferred
   it exists solely for investment products or investment services that FBS does not provide — Note: Approval will not be granted for requests based on ancillary account features or promotional offers it exists solely because your covered person’s employer also prohibits external covered accounts it is a discretionary managed account (see Key Concepts on page 14)
  it is associated with an ESOP (employee stock option plan) in which a covered person is a participant through his or her current employer, or was from a previous employer, and for which the employee has options that have not yet vested it is associated with an ESPP (employee stock pur- chase plan) in which a covered person is a participant through his or her current employer it is required by a direct purchase plan, a dividend reinvestment plan, or an automatic investment plan with a public company (collectively, “automatic investment plans”) in which regularly scheduled purchases are made or planned on a monthly basis it is required by a trust agreement
  it is associated with an estate of which you or any of your covered persons are the executor and involvement with the account is temporary transferring the account would be inconsistent with other applicable rules

To Do

  Transfer assets to an FBS account.
  Close all external covered accounts except for those that you have received written permission to maintain (other than DBS accounts). Note that you must disclose all covered accounts which were still open as of your date of hire, even if those accounts are in the process of being closed or transferred to an FBS account.
  For permission to maintain an external covered account, submit a completed Account Exception Request form (available at MyCompliance.fmr.com) to the Ethics Office. Follow the specific instructions for each type of account and provide a current statement for each account.
  Comply with any Ethics Office request for duplicate reporting, such as account statements and transaction reports.

Moving holdings in Fidelity funds to Fidelity

You and your covered persons need to maintain hold- ings in shares of Fidelity funds in a Fidelity account.

Exceptions — No Approval Required

  You and your covered persons can continue to maintain a preexisting interest in either of the following:
    a Fidelity money market fund
    a variable annuity or life insurance product whose underlying assets are held in
  You and your covered persons can hold shares of Fidelity funds in a DBS account

Exceptions — Approval Required

With prior written approval from the Ethics Office, you or your covered persons can maintain holdings in Fidelity funds in an account outside Fidelity (other than at DBS) if any of the following apply:

  the holdings are in a defined benefit or contribution plan, such as a 401(k), that is administered by a company at which a covered person is currently employed the holdings are in a retirement plan and transferring them would result in a tax penalty the holdings are in a discretionary managed account (see Key Concepts on page 14)
  maintaining the holdings in the external account is required by a trust agreement the holdings are associated with an estate of which you or any of your covered persons is the executor, and involvement with the account is temporary you can show that transferring the holdings would create a significant hardship

To Do

  Transfer shares of Fidelity funds to a Fidelity account except for those that you have received written permission to maintain (other than DBS accounts).

  For permission to maintain shares of Fidelity funds in an account at another financial institution, submit a completed Account Exception Request form (available at MyCompliance.fmr.com). Attach a current statement for each account you list on the form. Forward the form and statement(s) to the Ethics Office.

Automatic investment plan

A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) covered accounts according to a set schedule and allocation.

Disclosing transactions of covered securities

You need to disclose transactions of covered securities made by you and your covered persons. For accounts held at FBS and DBS that you have disclosed, the Ethics Office will receive transaction reports automatically. For approved covered accounts held outside FBS or DBS, comply with any Ethics Office requests for duplicate reporting. For any other transactions in covered securities (for example, if you or any of your covered persons purchases interests in a Fidelity-advised investment product in a non-brokerage account outside Fidelity), you need to disclose this transaction information to the Ethics Office.

Exception

  You do not have to report transactions in a covered account if the transactions are being made through an approved discretionary managed account or under an automatic investment plan (see Key Concepts on page 14) and the details of the account or plan have been provided to the Ethics Office.

To Do

  For transactions in covered securities not made through a covered account, submit a completed Security Transactions report (available at MyCompliance.fmr.com) to the Ethics Office within 30 days following the end of the quarter in which the transaction was completed.
  When requested each quarter, promptly confirm or update your transaction history in covered securities on the Quarterly Trade Verification.
  Provide the details of any automatic investment plan to the Ethics Office.

Disclosing gifts and transfers of ownership of covered securities

You need to notify the Ethics Office of any covered securities that you or your covered persons give, donate, or transfer to another party, or that you or your covered persons receive from another party. This includes, among other things, inheritances of covered securities and donations of covered securities to charities.

To Do

  Complete a Security Transactions report (available at MyCompliance.fmr.com) within 30 days following the end of the quarter during which the gift or transfer was made.
  When requested each quarter, promptly confirm or update your history of giving, donating, trans- ferring, or receiving covered securities on the Quarterly Trade Verification.

Exception

  You do not have to submit a Security Transactions report for any gifts, donations, or transfers of covered securities if being made to a Fidelity Charitable Giving Account. The Ethics Office will arrange to get reporting from Fidelity Charitable and will update the Quarterly Trade Verification.

Getting approval before engaging in private securities transactions

You and your covered persons need prior written approval from the Ethics Office for each and every intended investment in a private placement or other private securities transaction in covered securities, including non-public limited entities (e.g., limited part- nerships, LLCs, S Corporations, or other legal entities). This includes any add-on, any subsequent investment, or any investment whose terms materially differ from any previous approval you may have received.

To Do

  Before engaging in any private securities transaction, submit a Private Securities Request form (available at MyCompliance.fmr.com).
  Report the final transaction within 30 days following the end of the quarter in which it was completed using a Security Transactions report (available at MyCompliance.fmr.com).
  When requested each quarter, promptly confirm or update your transaction history in private securities transactions on the Quarterly Trade Verification.
  Confirm your holdings in completing your Annual Code of Ethics Certification.

For private securities transactions offered by a Fidelity company, the Ethics Office will typically preapprove such investments for employees who are offered an opportunity to invest. In such cases, you will receive notification that the offering has been preapproved by the Ethics Office.

Prohibited transaction

You and your covered persons are prohibited from selling and/or offering your privately held shares into an IPO.

Clearing trades in advance (pre-clearance)

You and your covered persons must obtain pre- clearance approval before placing any orders to buy, sell, or tender a covered security (see “How to Pre- Clear a Trade” in the sidebar). The purpose of this rule is to reduce the possibility of conflicts between personal trades in covered securities and trades made by the funds. When you apply for pre- clearance, you are not just asking for approval, you are giving your word that you and your covered persons:

  do not have any inside information on the security you want to trade (see Global Policy on Inside Information on page 15)
  are not using knowledge of actual or potential fund trades to benefit yourself or others believe the trade is available to the general investor on the same terms will provide any relevant information requested by the Ethics Office

Generally, requests will not be approved if it is deter-mined that your transaction may take advantage of trading by the funds or create an actual or perceived conflict of interest with fund trades.

Note: If a non-covered person has authority to trade on one of your covered account(s), the non-covered person is also expected to pre-clear trades for that covered account.

The rules of pre-clearance

It is important to understand the following rules before requesting pre-clearance for a trade:

  You have to request — and receive — pre- clearance approval during the market session in which you intend to trade and prior to placing the trade.
  Pre-clearance approval is only good during the market session for which you receive it. If you do not trade during the market session for which you were granted approval, it expires.
  Place day orders only (orders that automatically expire at the end of the trading session). Good-til- cancelled orders (such as orders that stay open indefinitely until a security reaches a specified market price) are not permitted.
  Check the status of all orders at the end of the market session and cancel any orders that have not been executed. If any covered person leaves an order open and it is executed the next day (or later), it will generate a violation that will be assigned to you.

  Trade only during the regular market hours, or the after-hours trading session, of the exchange(s) where the security in question is traded.

  Place requests for pre-clearance after the market has been open for a while, as pre-clearance is not available right at market opening. To find out when pre-clearance for a given market typically becomes available, visit preclear.fmr.com (internal) or preclear.fidelity.com (external).

  Unless an exception listed below applies or the Ethics Office has instructed you otherwise, these pre-clearance rules apply to all your covered accounts — including Fidelity accounts and any outside covered accounts that belong to you or any of your covered persons.

Exceptions

You do not need to pre-clear trades or transactions in certain covered securities. These include:

  shares of Fidelity funds
  exchange-traded funds (ETFs)
  options and futures that are based on an index (e.g., S&P 100 and S&P 500) or that are based on one or more instruments that are not covered securities (e.g. commodities, currencies, and U.S. Treasuries; see Key Concepts on page 14 for an expanded list of non-covered securities)
  securities being transferred as a gift or a donation
  automatic dividend reinvestments
  subscription rights
  currency warrants
  the regular exercise of an employee stock option (note that any resulting sale of the underlying stock at current market prices must be pre- cleared)

With the prior written approval of the Ethics Office, there are a few situations where you may be permitted to trade without pre-clearing. These situations are:

  trades in a discretionary managed account (see Key Concepts on page 14)
  trades made through an automatic investment plan, the details of which have been disclosed to the Ethics Office in advance when you can show that a repeated rejection of your pre-clearance request is causing a significant hardship

To Do

  Before placing any trade in a covered security, pre-clear it using the Fidelity Global Pre-Clearance System, available at preclear.fmr.com (internal) and preclear.fidelity.com (external).
  Immediately cancel any good-til-cancelled orders in your covered accounts.

Delegating pre-clearance responsibilities

In very limited circumstances, you may, with the prior written approval of the Ethics Office, designate someone to obtain pre- clearance approvals for you. In such a case, the agent is responsible for obtaining the correct approvals, and you are responsible for maintain- ing reasonable supervision over that person’s activities related to pre-clearance.

Surrendering 60-day gains (60-Day Rule)

Any sale of covered securities in a covered account will be matched against any purchases of that security, or its equivalent, in the same account during the previ- ous 60 days (starting with the earliest purchase in the 60-day period). Any gain resulting from any matched transactions must be surrendered. For specific informa- tion about how certain option transactions are treated under this rule, see the sidebar and the examples below. In addition, the premium received from the opening of an option position in which the expiration of that contract will occur within the next 60 days must be surrendered (e.g., selling a call to open or selling a put to open that expires within 60 days). Gains are calculated differently under this rule than they would be for tax purposes. Neither losses nor potential tax liabilities will be offset against the amount that must be surrendered under this rule.

Exceptioins

This rule does not apply:

  to transactions in shares of Fidelity funds
  to transactions in options and futures on, or ETFs that track, the following indexes: Dow Jones Industrial Average, FTSE 100, FTSE 250, Hang Seng, MSCI China, MSCI EAFE, MSCI EM, NASDAQ 100, Nikkei 225, NSE S&P CNX Nifty Nifty 50), Russell 1000, Russell 2000, Russell 3000, S&P 100, S&P 500, S&P Europe 350, S&P MidCap 400, and S&P/TSX 60
  to transactions in options, futures, and ETFs based on one or more instruments that are not covered securities (e.g., commodities, currencies, and U.S. Treasuries; see Key Concepts on page 14 for an expanded list of non-covered securities)
  to transactions made in a discretionary managed account (see Key Concepts on page 14) that has been approved by the Ethics Office to transactions under an automatic investment plan, and the details of the plan have been provided to the Ethics Office to tax-planning transactions, provided that there is a demonstration of how the proposed transaction relates to the covered person’s tax strategy; this exception is not automatic, is granted on a case-by-case basis, and requires advanced review and written approval of the Ethics Office when the rule would impose a substantial unforeseen personal financial hardship on the employee; this excep- tion is not automatic, is granted on a case-by-case basis, and requires advanced review and written approval of the Ethics Office (note that an employee seeking relief must establish a bona fide financial hardship, such as unforeseen medical expenses, and should be prepared to demonstrate, among other things, that he or she possesses no other assets to meet the financial need)

To Do

  Before trading a covered security in a covered account that might trigger the 60-Day Rule, make sure you understand how much may have to be surrendered. The calculation may be complicated, especially if options or multiple prior purchases are involved. If you have any questions about this pro-vision, call the Ethics Office at 617-563-5566 or 800-580-8780.
  To request permission for a tax-planning or hard-ship exception, you must contact the Ethics Office before trading. Allow at least two business days for your request to be considered. Approvals will be based on fund trading and other pre-clearance tests. You are limited to a total of five exceptions per calendar year across all your covered accounts.

            WHAT’S PROHIBITED

            Trading restricted securities

            Neither you nor your covered persons may trade a security that Fidelity has restricted. If you have been notified not to trade a particular security, neither you nor your covered persons may trade that security until you are notified that the restriction has been removed.

            Selling short

            The short position in a particular covered security may not exceed the number of shares of that security held in the same account. This prohibition includes the following actions: selling securities short, buying puts to open, selling calls to open, as well as writing straddles, collars, and spreads.

            Exceptions

          Options and futures on, or ETFs that track, the following indexes: Dow Jones Industrial Average, FTSE 100, FTSE 250, Hang Seng, MSCI China, MSCI EAFE, MSCI EM, NASDAQ 100, Nikkei 225, NSE S&P CNX Nifty (Nifty 50), Russell 1000, Russell 2000, Russell 3000, S&P 100, S&P 500, S&P Europe350, S&P MidCap 400, and S&P/TSX 60
          Options, futures, and ETFs based on one or more instruments that are not covered securities (e.g., commodities, currencies, and U.S. Treasuries; see Key Concepts on page 14 for an expanded list of non-covered securities)

          Participating in an IPO

          Neither you nor your covered persons are allowed to participate in an initial public offering (IPO) of securi- ties where no public market in a similar security of the issuer previously existed. This rule applies to equity securities, corporate debt securities, and free stock offers through the Internet.

        Exceptions

        With prior written approval from the Ethics Office, you or your covered persons may articipate if:

           you or your covered persons have been offered shares because you already own equity in the company you or your covered persons have been offered shares because you are a policyholder or depositor of a mutual company that is reorganizing into a stock company you or your covered persons have been offered shares because of employment with the company you or your covered persons want to participate in an IPO of a closed-end fund

        To Do

          For written approval to participate in an IPO that may qualify as an exception, submit to the Ethics Office a completed Request Initial Public Offering (IPO) Exception form (available at MyCompliance.fmr.com)
          Do not participate in any IPO without prior written approval from the Ethics Office

        Participating in an investment club

        Neither you nor your covered persons may participate in an investment club or similar entity.

        Investing in a hedge fund

        Neither you nor your covered persons may invest in a hedge fund, alternative investment, or similar invest- ment product or vehicle.

        Exceptions

          Investment products or vehicles issued or advised by Fidelity.
          A hedge fund, alternative investment, or similar investment product or vehicle that you or your covered persons bought before joining Fidelity. The prior written approval of your manager and the Ethics Office is required to qualify for this exception. Note that even if your request is approved, neither you nor your covered persons can ake any further investments in the product.

        To Do

          To request an exception, submit a Private Securities Request form (available at MyCompliance.fmr.com) to the Ethics Office.

        Excessive trading

        Excessive trading in covered accounts is strongly discouraged. In general, anyone trading covered securities more than 60 times (other than Fidelity funds) in a quarter across all his or her covered accounts should expect additional scrutiny of his or her trades. Note that you and your covered persons also need to comply with the policies in any Fidelity fund prospectus concerning excessive trading.

        The Ethics Office monitors trading activity and may limit the number of trades allowed in your covered accounts during a given period.

        Exception

          Trades in a discretionary managed account (see Key Concepts on page 14) that has been approved by the Ethics Office.
          Trades made through an automatic, regular invest- ment program that has been disclosed to the Ethics Office in advance.

        Selling Short

        Selling a security that is on loan to you from a broker- dealer (rather than owned by you) at the time you sell it.

        Option transactions

        You are not permitted to use the same underlying shares of a security to cover two different option transactions (e.g., if you own 100 shares of a stock, you can sell 1 covered call or buy 1 protec- tive put using those shares to cover your short position, but you cannot execute both option transactions using the same underlying shares).

        Buying securities of certain broker-dealers

        Neither you nor your covered persons are allowed to buy the securities of a broker-dealer or its parent com- pany if the Ethics Office has restricted those securities.

        Trading after a research note

        Neither you nor your covered persons are allowed to trade a covered security of an issuer until two full business days have elapsed (not including the day the note was published) since the publication of a research note on that issuer by any Fidelity entity.

        Profiting from knowledge of fund transactions

        You may not use your knowledge of transactions in funds or other accounts advised by any Fidelity entity to profit by the market effect of these transactions.

        Influencing a fund to benefit yourself or others

        The funds and accounts advised by Fidelity are required to act in the best interests of their share- holders and clients, respectively. Accordingly, you are prohibited from influencing any of these funds or accounts to act for the benefit of any party other than their shareholders or clients.

        For example, you may not influence a fund to buy, sell, or refrain from trading a security that would affect that security’s price to advance your own interests or the interests of a party that has or seeks to have a business relationship with Fidelity.

        Attempting to defraud a client or fund

        Attempting to defraud a fund or an account advised by any Fidelity entity in any way is a violation of Fidelity’s rules and securities law.

        Using a derivative to get around a rule

        If something is prohibited by these rules, then it

        is also against these rules to effectively accomplish the same thing by using a derivative. This includes futures, options, and other types of derivatives.

        Additional Rules for Traders,

        Research Analysts, and Portfolio Managers

        Employees trading for the funds (traders), employees making investment recommendations for the funds (research analysts), and employees who manage a fund or a portion of a fund’s assets (portfolio managers)

        WHAT’S REQUIRED

        Notification of your ownership of covered securities in a research note

        You must check the box on a research note you are publishing to indicate any ownership, either by you or your covered persons, of any covered security of an issuer (see Key Concepts on page 14) that is the subject of the research note.

        Disclosing trading opportunities to the funds before personally trading

        There are three aspects to this rule:

        Disclosing information received from an issuer

        Any time you receive, directly from an issuer, material information about that issuer (that is not considered inside information), you must check to see if that information has been disclosed to the funds in a research note. If not, you must communicate that information to the funds before you or any of your covered persons personally trade any securities of that issuer.

        To Do

          Confirm whether a Fidelity research note has been published with the relevant information.
          If not, publish a research note or provide the information to the relevant head of research.
          If you are a trader, disclose the information to the analyst covering the issuer.
          If you think you may have received inside infor- mation, follow the rules in the Global Policy on Inside Information (see page 15).

        Disclosing information about an issuer that is assigned to you

        If you are a research analyst, you must disclose in a research note material information you have about an issuer that is assigned to you before you or any of your covered persons personally trade a security of that issuer.

        Exception

          You or any of your covered persons may be permitted to trade the assigned security in a covered account without publishing a research note if you have obtained the prior approval of both the relevant head of research and the Ethics Office.

        To Do

          Publish a research note with the relevant information, and indicate any ownership interest in the issuer that you or your covered persons may have before personally trading a security you are assigned to cover.
            Note: You will not be able to obtain pre- clearance approval for your personal trade until two full business days have elapsed (not including the day the note was published) following the publication of your research note.
          To request an exception to this rule, first contact the relevant head of research and seek approval. Then contact the Ethics Office for approval. Do not personally trade the security until you have received full approval.

        Recommending trading opportunities

        In addition, you must recommend for the funds, and, if you are a portfolio manager, trade for the funds, a suitable security before personally trading that security.

        Trading within seven days of a fund you manage

        Neither you nor your covered persons are allowed to trade within seven calendar days (not including the day of the trade) before or after a trade is executed in any covered security of the same issuer (see Key Concepts on page 14) by any of the funds you manage.

        Exceptions

          When the rule would work to the disadvantage of a fund

        You must never let a personal trade prevent a fund you manage from subsequently trading a covered security of the same issuer, if not making the trade would disadvantage the fund. However, you need approval from the Ethics Office before making any trades under this exception. The Ethics Office will need to know, among other things, what new information arose since the date of the trade in your covered account.

          When the conflicting fund trade results from stand-ing orders

        A personal trade may precede a fund trade in a covered security of the same issuer when the fund’s trade was generated independently by the trading desk because of a standing instruction to trade proportionally across the fund’s holdings in response to fund cash flows.

          When the conflicting fund trade is the result of a proportional slice

        A personal trade may precede a fund trade in a covered security of the same issuer when the fund’s trade was conducted as part of the execution of a proportional slice across the fund for cash management or re-balancing purposes.

          When the covered account is independently managed

        This exception applies only to discretionary managed accounts (See Key Concepts on page 14) that have received Ethics Office approval.

          When the conflicting personal trade or fund trade is in options or futures on, or ETFs that track, the following indexes: Dow Jones Industrial Average, FTSE 100, FTSE 250, Hang Seng, MSCI China, MSCI EAFE, MSCI EM, NASDAQ 100, Nikkei 225, NSE S&P CNX Nifty (Nifty 50), Russell 1000, Russell 2000, Russell 3000, S&P 100, S&P 500, S&P Europe 350, S&P MidCap 400, and S&P/TSX 60

          When the conflicting personal trade or fund trade is in options, futures, or ETFs based on one or more instruments that are not covered securities (e.g., commodities, currencies, and U.S. Treasuries; see Key Concepts on page 14 for an expanded list of non-covered securities).

        To Do

          Before trading personally, consider whether there is any likelihood that you may be interested in trading a covered security of the same issuer in your assigned funds within seven calendar days following the day of the fund trade. If so, refrain from personally trading in a covered account.

          If a fund you manage has recently traded a security, you must delay any covered account trades in any covered security of the same issuer for seven calendar days following the day of the most recent fund trade.

          Contact the Ethics Office immediately to discuss any situation where these rules would work to the disadvantage of the funds.

        Legal Information The Code of Ethics for Personal Investing constitutes the code of ethics required by Rule 17j-1 under the Investment Company Act of 1940 and by Rule 204A-1 under the Investment Advisers Act of 1940 for the Fidelity funds, investment advisers or principal underwriters, and any other entity designated by the Ethics Office.